                                                                EXHIBIT 4 (f)
                                                                      [PROOF]




                         BATTLE MOUNTAIN GOLD COMPANY,


                   _________________________, as Depositary,

                                      AND

                        THE HOLDERS FROM TIME TO TIME OF
                     THE DEPOSITARY SHARES DESCRIBED HEREIN


                           __________________________


                               DEPOSIT AGREEMENT

                           __________________________





                            Dated as of ___________

                               TABLE OF CONTENTS


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                                                                                                  Page
                                                                                                  ----
ARTICLE I    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

    Certificate     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
    Company         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
    Deposit Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
    Depositary      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
    Depositary Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
    Depositary's Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
    Depositary's Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
    Receipt         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
    Record Holder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
    Redemption Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
    Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
    Registrar       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
    Stock           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2

ARTICLE II   FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND
             DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF
             RECEIPTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3

    SECTION 2.1    Form and Transfer of Receipts  . . . . . . . . . . . . . . . . . . . . . .       3
    SECTION 2.2    Deposit of Stock; Execution and Delivery of Receipts in
                      Respect Thereof . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
    SECTION 2.3    Redemption of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
    SECTION 2.4    Registration of Transfer of Receipts . . . . . . . . . . . . . . . . . . .       6
    SECTION 2.5    Split-ups and Combinations of Receipts; Surrender of Receipts
                      and Withdrawal of Stock . . . . . . . . . . . . . . . . . . . . . . . .       6
    SECTION 2.6    Limitations on Execution and Delivery, Transfer, Surrender
                      and Exchange of Receipts. . . . . . . . . . . . . . . . . . . . . . . .       7
    SECTION 2.7    Lost Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
    SECTION 2.8    Cancellation and Destruction of Surrendered Receipts . . . . . . . . . . .       8
    SECTION 2.9    Preferred Stock Purchase Plans . . . . . . . . . . . . . . . . . . . . . .       8





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
ARTICLE III  CERTAIN OBLIGATIONS OF THE HOLDERS
             OF RECEIPTS AND THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . .       8

    SECTION 3.1    Filing Proofs, Certificates and Other Information  . . . . . . . . . . . .       8
    SECTION 3.2    Payment of Taxes or Other Governmental Charges . . . . . . . . . . . . . .       9
    SECTION 3.3    Warranty as to Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .       9

ARTICLE IV   THE DEPOSITED SECURITIES; NOTICES  . . . . . . . . . . . . . . . . . . . . . . .       9

    SECTION 4.1    Cash Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
    SECTION 4.2    Distributions Other than Cash, Rights, Preferences or
                      Privileges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
    SECTION 4.3    Subscription Rights, Preferences or Privileges . . . . . . . . . . . . . .      10
    SECTION 4.4    Notice of Dividends; Fixing of Record Date for Record
                      Holders of Depositary Shares. . . . . . . . . . . . . . . . . . . . . .      11
    SECTION 4.5    Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
    SECTION 4.6    Changes Affecting Deposited Securities and Reclassifications,
                      Recapitalizations, etc. . . . . . . . . . . . . . . . . . . . . . . . .      12
    SECTION 4.7    Delivery of Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
    SECTION 4.8    List of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13

ARTICLE V    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
             THE REGISTRAR AND THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . .      13

    SECTION 5.1    Maintenance of Offices, Agencies and Transfer Books by the
                      Depositary; Registrar . . . . . . . . . . . . . . . . . . . . . . . . .      13
    SECTION 5.2    Prevention of or Delay in Performance by the Depositary, the
                      Depositary's Agents, the Registrar or the Company . . . . . . . . . . .      14
    SECTION 5.3    Obligations of the Depositary, the Depositary's Agents, the
                      Registrar and the Company . . . . . . . . . . . . . . . . . . . . . . .      14
    SECTION 5.4    Resignation and Removal of the Depositary; Appointment of
                      Successor Depositary. . . . . . . . . . . . . . . . . . . . . . . . . .      15
    SECTION 5.5    Corporate Notices and Reports  . . . . . . . . . . . . . . . . . . . . . .      16
    SECTION 5.6    Deposit of Stock by the Company  . . . . . . . . . . . . . . . . . . . . .      16
    SECTION 5.7    Indemnification by the Company . . . . . . . . . . . . . . . . . . . . . .      16
    SECTION 5.8    Charges and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .      17

ARTICLE VI   AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .      17

    SECTION 6.1    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
    SECTION 6.2    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17





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
ARTICLE VII  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

    SECTION 7.1    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
    SECTION 7.2    Exclusive Benefit of Parties; Holders of Receipts Are
                      Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
    SECTION 7.3    Invalidity of Provisions . . . . . . . . . . . . . . . . . . . . . . . . .      18
    SECTION 7.4    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
    SECTION 7.5    Depositary's Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
    SECTION 7.6    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
    SECTION 7.7    Inspection of Deposit Agreement  . . . . . . . . . . . . . . . . . . . . .      20
    SECTION 7.8    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

                               DEPOSIT AGREEMENT
                            dated as of ___________
                                     among
                         BATTLE MOUNTAIN GOLD COMPANY,
                             a Nevada corporation,
                      ______________, a _________________,
                                and the holders
                   from time to time of the Depositary Shares
                               described herein.


         WHEREAS it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of _________ {insert designation} Preferred Stock, par value $1.00 per share, of Battle Mountain Gold Company with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as hereinafter defined) evidencing Depositary Shares (as hereinafter defined) in respect of the Stock (as hereinafter defined) so deposited;

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the
Receipts:

                 "Certificate" shall mean the certificate of resolution establishing designation, preferences and rights of the Stock adopted by the Board of Directors of the Company and filed with the Secretary of State of Nevada establishing the Stock as a series of preferred stock of the Company.

                 "Company" shall mean Battle Mountain Gold Company, a Nevada corporation, and its successors.

                 "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

                 "Depositary" shall mean _____________________ {a bank or trust company selected by the Company having its principal office in the United States of America and having combined capital and surplus of at least $50,000,000}, a _______________ ________________, and any successor as Depositary hereunder.

                 "Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interests in the Stock represented thereby. Each Depositary Share shall represent a _____ {insert fraction} interest in a share of Stock and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Stock and at the time held under this Deposit Agreement.

                 "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.5.

                 "Depositary's Office" shall mean the office of the Depositary at ____________________, _______________________, ________________________, at
which at any particular time its depositary receipt business shall be administered.

                 "Receipt" shall mean one of the depositary receipts issued hereunder, whether in definitive or temporary form, evidencing one or more Depositary Shares.

                 "Record Holder" as applied with respect to a Depositary Share shall mean the person in whose name a Receipt evidencing such Depositary Share is registered on the books of the Depositary, or Registrar, if one is appointed, maintained for such purpose.

                 "Redemption Date" shall mean a date fixed by the Company for the redemption, in whole or in part, of the Stock pursuant to the terms of the Certificate.

                 "Redemption Price" shall mean the price (or amount) to be paid by the Company for the redemption, in whole or in part, of the Stock pursuant to the terms of the Certificate.

                 "Registrar" shall mean any bank or trust company which shall be appointed by the Depositary pursuant to this Deposit Agreement to register ownership and transfers of Receipts as herein provided.

                 "Stock" shall mean shares of the Company's ___________________ {insert designation} Preferred Stock, par value $1.00 per share.

                                   ARTICLE II

               FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND
            DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

                 SECTION 2.1 Form and Transfer of Receipts. Definitive Receipts shall be engraved, printed or lithographed on steel-engraved borders as determined by the Company and shall be substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office, or such other office as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

                 Receipts shall be executed by the Depositary by the manual signature of a duly authorized representative of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts other than the Depositary shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized representative of such Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized representative of the Depositary or, if a Registrar for the Receipts other than the Depositary shall have been appointed, by manual or facsimile signature of a duly authorized representative of such Depositary and countersigned manually by a duly authorized representative of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

                 Receipts shall be in denominations of any number of whole Depositary Shares.

                 Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement or the Certificate as may be required by the Company or the Depositary (or, at the election of the Depositary, the Registrar) or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

                 Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

                 Each holder of a Receipt is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented thereby (including dividend, voting, redemption and liquidation rights and preferences) and the same proportionate interest in any and all other property received by the Depositary in respect of such Stock and at the time held under this Deposit Agreement.

                 SECTION 2.2 Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Stock may from time to time deposit shares of Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares relating to such deposited Stock.

                 Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

                 Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock so deposited on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the

Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares relating to the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other office, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

                 SECTION 2.3 Redemption of Stock. Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed in writing with the Depositary) give written notice to the Depositary of such proposed redemption on the same date on which the Company first publicly announces such redemption, such date of notice being not less than 40 nor more than 70 days prior to the Redemption Date. Such notice to the Depositary shall include the proposed Redemption Date, the number of shares of Stock held by the Depositary to be redeemed and the applicable redemption price (including any accrued and unpaid dividends, if any, payable in connection with such redemption). Any such notice to the Depositary shall be accompanied by (i) a certificate from the Company stating that such redemption of Stock is in accordance with the provisions of the Certificate and (ii) the form of notice of redemption (which shall contain substantially the same information as the notice required by the Certificate for the redemption of the Stock) to be delivered by the Depositary. Not less than 30 nor more than 60 days prior to the Redemption Date, the Depositary shall mail or cause to be mailed, at the Company's expense, notice (in the form provided to the Depositary by the Company) of such redemption and the proposed corresponding redemption of the number of Depositary Shares representing the Stock to be redeemed, by first-class mail, postage prepaid, to the holders of record of the Receipts evidencing the Depositary Shares to be so redeemed, addressed to such holders at their last addresses as shown on the records of the Depositary (or Registrar, if one is appointed). Each such notice mailed to Record Holders of Depositary Shares shall be in the form provided to the Depositary by the Company and shall state, at a minimum, the Redemption Date, the number of Depositary Shares to be redeemed, and, if less than all the Depositary Shares represented by Receipts held by such holder are to be redeemed, the number of such Depositary Shares to be redeemed from such holder, the applicable redemption price, the place or places where such Receipts are to be surrendered for payment of the redemption price, and that any dividends in respect of the Depositary Shares to be redeemed will cease on the Redemption Date, except as otherwise provided in the Certificate. Any notice which is so mailed shall be conclusively presumed to have been duly given whether or not the holder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any Depositary Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Depositary Shares. If less than all of the then outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary.

                 Prior to the Redemption Date, the Company shall deliver to the Depositary funds, securities or other property sufficient to redeem in full the Stock called for redemption and the Depositary shall surrender to the Company a certificate or certificates (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state) representing the number of shares of Stock to be so redeemed. If the Company shall have delivered to the Depositary funds, securities or other property necessary for the redemption in full of the shares of Stock called for redemption, then, notwithstanding that the Receipts evidencing Depositary Shares representing the shares of Stock called for redemption have not been surrendered, the dividends in respect thereof shall cease to accrue after the Redemption Date, such Depositary Shares shall no longer be deemed outstanding and all rights whatsoever with respect to such Depositary Shares (except the right of the holders to receive the redemption payment therefor without interest upon surrender of the Receipts evidencing such Depositary Shares) shall terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to the proportionate part of the redemption price per share paid in respect of the shares of Stock plus all funds, securities or other property, if any, paid with respect to such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.

                 If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

                 SECTION 2.4      Registration of Transfer of Receipts.
Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and shall deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

                 SECTION 2.5 Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

                 Any Record Holder of at least ______ {insert number of Depositary Shares (at least the inverse of the fraction of an interest represented by each Depositary Share in a share of Stock) below which withdrawal of Stock is not permitted} Depositary Shares may withdraw the number of whole shares of Stock and all money and other property, if any, underlying such Depositary Shares by surrendering Receipts evidencing such Depositary Shares at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, underlying the Depositary Shares so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Receipts evidencing Depositary Shares therefor. If a Receipt delivered by a holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares relating to other than a number of whole shares of Stock, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 3.2) upon his order, a new Receipt evidencing such remaining number of Depositary Shares represented by the Receipt delivered in connection with such withdrawal. Delivery of the Stock and money and other property being withdrawn may be made by delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

                 If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Record Holder of the Depositary Shares evidenced by the Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer.

                 Delivery of the Stock and money and other property, if any, underlying the Depositary Shares surrendered for withdrawal shall be made by the Depositary at the Depositary's Office or at such other offices as the Depositary may designate, except that, at the request, risk and expense of the holder surrendering such Depositary Shares and for the account of such holder, such delivery may be made at such other place as may be designated by such holder.

                 SECTION 2.6 Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.8, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

                 The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Depositary Shares may be refused and the registration of transfer, surrender or exchange of outstanding Depositary Shares may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

                 SECTION 2.7 Lost Receipts. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, or the authenticity thereof and of his or her ownership thereof, and (ii) furnishing the Depositary with reasonable indemnification satisfactory to it.

                 SECTION 2.8 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled.

                 SECTION 2.9 Preferred Stock Purchase Plans. Upon receipt of instructions from the Company, the Depositary shall take such action as shall be reasonable to permit the Record Holders of the Depositary Shares to participate in any dividend reinvestment or other stock purchase plan sponsored by the Company that permits the participation by such holders on such terms and conditions as the Company may determine.

                                  ARTICLE III

                       CERTAIN OBLIGATIONS OF THE HOLDERS
                          OF RECEIPTS AND THE COMPANY

                 SECTION 3.1 Filing Proofs, Certificates and Other Information. Any Record Holder of a Depositary Share may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, conversion, redemption or exchange, of any Depositary Share or the withdrawal of any Stock underlying Depositary Shares or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

                 SECTION 3.2 Payment of Taxes or Other Governmental Charges. Record Holders of Depositary Shares shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in
Section 5.8. Registration of transfer of any Depositary Share or any withdrawal of Stock and delivery of all money or other property, if any, underlying such Depositary Share may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Stock or other property relating to such Depositary Shares and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Depositary Share remaining liable for any deficiency.

                 SECTION 3.3 Warranty as to Stock. In the case of the initial deposit of the Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid and that the person making such deposit is authorized to do so. The Company hereby further represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Stock and the issuance of the Receipts.

                                   ARTICLE IV

                       THE DEPOSITED SECURITIES; NOTICES

                 SECTION 4.1 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to the Record Holders of Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary

Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders of Depositary Shares then outstanding.

                 SECTION 4.2 Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges on the Stock, the Depositary shall, subject to Sections 3.1 and 3.2, and pursuant to written instructions from the Company, distribute to the Record Holders of Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders, in any manner that the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary, such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or governmental charges) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to the Record Holders of Depositary Shares entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities unless the Company shall have provided an opinion of counsel to the effect that such securities have been registered under the Securities Act of 1933, as amended, or need not be so registered.

                 SECTION 4.3 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Depositary Shares in such manner as the Depositary may determine, either by the issuance to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if, at the time of issue or offer of any such rights, preferences or privileges, the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Depositary Shares by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Depositary Shares who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the

Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the Record Holders of Depositary Shares entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges unless the Company shall have provided to the Depositary an opinion of counsel to the effect that such rights, preferences or privileges have been registered under the Securities Act of 1933, as amended, or need not be so registered.

                 If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Depositary Shares to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that the Company will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its reasonable efforts and take all reasonable steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Depositary Shares any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

                 If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to the holders of Depositary Shares, the Company agrees with the Depositary that the Company will use its reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

                 SECTION 4.4 Notice of Dividends; Fixing of Record Date for Record Holders of Depositary Shares. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote, or of which holders of Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Company shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the Record Holders of Depositary Shares who shall be entitled to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to receive notice of such meeting. The Company shall advise the Depositary of all such record dates.

                 SECTION 4.5 Voting Rights. Upon receipt of notice of any meeting at which the holders of the Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail or cause to be mailed to the Record Holders of Depositary Shares a notice, the form of which shall have been delivered by the Company to the Depositary, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Depositary Shares at the close of business on a specified record date fixed pursuant to Section 4.4 may, subject to any applicable provisions of law and of the Company's Restated Articles of Incorporation (including the Certificate), instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Depositary Shares on the record date established in accordance with Section 4.4, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such request, the maximum number of whole shares of Stock underlying the Depositary Shares as to which any particular voting or consent instructions are received. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. The Depositary may, at its discretion, appear at any meeting with respect to the Stock unless directed to the contrary by the holders of all the Depositary Shares. In the absence of specific instructions from the holder of a Depositary Share, the Depositary will abstain from voting to the extent of the Stock underlying such Depositary Shares.

                 SECTION 4.6 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or liquidation value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may, subject to the terms of the Certificate, with the approval of, or upon the instructions of, the Company, (i) make such adjustments as are approved or directed by the Company in (x) the fraction of an interest represented by one Depositary Share in one share of Stock, (y) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock and (z) the minimum number of Depositary Shares required for the withdrawal of Stock by holders of Depositary Shares, in each case as may be necessary fully to reflect the effects of such changes in par or liquidation value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion of or in respect of such Stock. In any such case, the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Depositary Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

                 SECTION 4.7 Delivery of Reports. The Depositary will forward to Record Holders of Depositary Shares, at their respective addresses appearing in the Depositary's books, all notices, reports and communications received from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of Stock or Receipts.

                 SECTION 4.8 List of Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary or Registrar, as the case may be.

                                   ARTICLE V

                    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                         THE REGISTRAR AND THE COMPANY

                 SECTION 5.1 Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain, at the Depositary's Offices or at any Registrar's office at which the Depositary shall have complete access to all books and records maintained on the Company's behalf, facilities for the execution and delivery, surrender and exchange of Receipts and the registration and registration of transfer of Receipts and, at the offices of the Depositary's Agents, if any, facilities for the delivery, surrender and exchange of Receipts and the registration of transfer of Receipts, all in accordance with the provisions of this Deposit Agreement.

                 The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the Record Holders of Depositary Shares; provided that any such holder requesting to exercise such right shall certify in writing to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares.

                 The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                 If the Receipts or the Depositary Shares evidenced thereby or the Stock underlying such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary may, with the approval of the Company, appoint a Registrar for registration of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

                 SECTION 5.2 Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of a Depositary Share if, by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Company's Restated Articles of Incorporation (including the Certificate), or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any Record Holder of a Depositary Share (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence, bad faith or willful misconduct of the party charged with such exercise or failure to exercise.

                 SECTION 5.3 Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to Record Holders of Depositary Shares other than for its negligence, bad faith or willful misconduct.

                 Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which, in its opinion, may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                 Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants or information from any person presenting Stock for deposit, any holder of a Depositary Share or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                 Neither the Depositary nor any Depositary's Agent shall be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote, as long as any such action or non-action is in good faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence or bad faith. The Depositary, the Depositary's Agents, any Registrar and the Company may own and deal in any class of securities of the Company and its affiliates and in Depositary Shares. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

                 SECTION 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                 The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                 In case the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and, thereupon, such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Record Holders of all outstanding Depositary Shares. Any successor Depositary shall promptly mail notice of its appointment to the Record Holders of Depositary Shares. Thereafter, any predecessor Depositary shall deliver any correspondence received from any holders of Depositary Shares to the successor Depositary.

                 Any corporation into which the Depositary may be merged, or with which it may be consolidated or converted, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

                 SECTION 5.5 Corporate Notices and Reports. The Company agrees that it will transmit to the Depositary and to the Record Holders of Depositary Shares, at the addresses provided to it pursuant to Section 4.8, all notices, reports and communications (including without limitation financial statements) required by law, the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Articles of Incorporation (including the Certificate) to be furnished by the Company to holders of the Stock. Such transmission will be at the Company's expense.

                 SECTION 5.6 Deposit of Stock by the Company. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock if such Stock is required to be registered under the provisions of the Securities Act of 1933, as amended, and no registration statement is at such time in effect as to such Stock.

                 SECTION 5.7 Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself) which may arise out of
(i) acts performed or omitted in connection with this Deposit Agreement, the Depositary Shares and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence, bad faith or wilfull misconduct on the respective parts of any such person or persons or (b) by the Company or any of its agents or (ii) the offer, sale or registration of the Depositary Shares or the Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section 5.7 shall survive any succession of any Depositary, Registrar or Depositary's Agent.

                  SECTION 5.8 Charges and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all reasonable charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Receipts, any redemption of the Stock at the option of the Company and any withdrawals of Stock by holders of Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of Record Holders of Depositary Shares. If, at the request of a Record Holder of a Depositary Share, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary, any Depositary's Agent hereunder and any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

                                   ARTICLE VI

                           AMENDMENT AND TERMINATION

                 SECTION 6.1 Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which shall materially and adversely alter the rights of the existing Record Holders of Depositary Shares shall be effective unless such amendment shall have been approved by the Record Holders of at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Depositary Share at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Share, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

                 SECTION 6.2 Termination. This Deposit Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.3 or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts pursuant to Section 4.1 or 4.2, as applicable.

                 Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agents and any Registrar under Sections 5.7 and 5.8.

                                  ARTICLE VII

                                 MISCELLANEOUS

                 SECTION 7.1 Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                 SECTION 7.2 Exclusive Benefit of Parties; Holders of Receipts Are Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever. Notwithstanding that Record Holders of Depositary Shares have not executed and delivered this Deposit Agreement or any counterpart thereof, the holders of Depositary Shares from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts evidencing such Depositary Shares by acceptance of delivery thereof.

                 SECTION 7.3      Invalidity of Provisions.   In case any one
or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                 SECTION 7.4 Notice. Any notices required or permitted to be given hereunder shall be in writing (including telegraphic, telex or facsimile transmission) and shall be duly given if (i) personally delivered or sent by telegraph, telex or facsimile and (ii) mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                 If to the Company:

                                  Battle Mountain Gold Company
                                  333 Clay Street, 42nd Floor
                                  Houston, Texas  77002
                                  Attention:  Chief Financial Officer

                 If to the Depositary:

                                  ___________________________________________
                                  ___________________________________________
                                  ___________________________________________

                 If to the Record Holder of a Depositary Share:

                                  At the address as it appears on the books of the Depositary, or if such Record Holder shall have filed with the Depositary a written request that notices intended for such Record Holder be mailed to some other address, at the address designated in such request.

                 All such notices shall be effective: (i) if mailed or personally delivered, when received, or (ii) if sent by telegraph, telex or facsimile, when sent with evidence of transmission. The address to which notices hereunder should be sent may be changed by any party by giving notice of such change to the others in the manner provided in this Deposit Agreement.

                 SECTION 7.5 Depositary's Agents. The Depositary may from time to time, with the prior approval of the Company, appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

                 SECTION 7.6 Governing Law. THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OR CONFLICT OF LAW PRINCIPLES.





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
                 SECTION 7.7 Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any Record Holder of a Depositary Share.

                 SECTION 7.8 Headings. The headings of articles and sections in this Deposit Agreement and in the form of Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                 IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Record Holders of Depositary Shares shall become parties hereto by and upon acceptance by them of delivery of Receipts evidencing such Depositary Shares and issued in accordance with the terms hereof.

ATTEST:                                    BATTLE MOUNTAIN GOLD COMPANY


By_____________________
                                           By___________________________________

                                           Its__________________________________




ATTEST:                                    {DEPOSITARY}


By_____________________
                                           By___________________________________

                                           Its__________________________________

                                                                       EXHIBIT A

                           FORM OF DEPOSITARY RECEIPT
                             FOR DEPOSITARY SHARES

                       {GENERAL FORM OF FACE OF RECEIPT}

_____________ DEPOSITARY SHARES

                   DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
              REPRESENTING _______________________ PREFERRED STOCK

                          BATTLE MOUNTAIN GOLD COMPANY

               Incorporated under the laws of the State of Nevada
                    This Depositary Receipt is transferable
                     in the City of _______________________

___________________________, as Depositary (the "Depositary"), hereby certifies that _______________________________________ is the registered owner of
______________________ Depositary Shares ("Depositary Shares"), each Depositary Share representing ___________ (_____) of one share of _______________
Preferred Stock, par value $1.00 per share (the "Stock"), of Battle Mountain Gold Company, a Nevada corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of ________________________________ (the "Deposit
Agreement"), among the Company, the Depositary and all holders from time to time of Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer thereof or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:                                  {Depositary}


                                        By:____________________________________
                                           Authorized Officer

                                        {Registrar}


                                        By:___________________________________
                                           Authorized Officer





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
                     {GENERAL FORM OF REVERSE OF RECEIPT}

                          BATTLE MOUNTAIN GOLD COMPANY

                 Battle Mountain Gold Company will furnish without charge to each receiptholder who so requests a copy of the Deposit Agreement and a statement or summary of the voting powers, designations, preferences, limitations, restrictions and relative rights of each class of stock or series thereof which Battle Mountain Gold Company is authorized to issue. Any such request is to be addressed to the Secretary of Battle Mountain Gold Company.

                 The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -     as tenants in common
TEN ENT  -     as tenants by the entireties
JT TEN   -     as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - _____________ Custodian _____________
                    (Cust) (Minor)
                    under the Uniform Gifts to Minors Act _________
                           (State)

                 Additional abbreviations may also be used though not in the above list.

                 For value received, ________________________________________
hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________
(Please print or type name, address, including postal zip code, and social security or other identifying number of Assignee)

_______________________ Depositary Shares represented by the within receipt and all rights thereunder and does hereby irrevocably constitute and appoint
__________________________
attorney to transfer said Depositary Shares on the books of the within-named Depositary with full power of substitution in the premises.

Dated:   ____________________________________

_____________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this instrument in every particular, without alteration or enlargement or any change whatsoever.





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